CONSENT AND SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into on March 9, 2018, by and among DELTA APPAREL, INC., a Georgia corporation ("Delta"), M. J. SOFFE, LLC, a North Carolina limited liability company ("Soffe"), CULVER CITY CLOTHING COMPANY, a Georgia corporation formerly known as Junkfood Clothing Company ("Junkfood"), SALT LIFE, LLC, a Georgia limited liability company ("Salt Life"), ART GUN, LLC, a Georgia limited liability company ("Art Gun"; Delta, Soffe, Junkfood, Salt Life, and Art Gun, each individually, a "Borrower" and, collectively, "Borrowers"); the parties to the Credit Agreement (as defined below) from time to time as Lenders (each individually, a "Lender" and collectively, "Lenders"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), in its capacity as agent for Lenders (together with its successors in such capacity, "Agent").
Recitals:
Borrowers, Agent and Lenders are parties to a certain Fifth Amended and Restated Credit Agreement dated as of May 10, 2016 (as at any time amended, restated, modified or supplemented, the "Credit Agreement"), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers.
Borrowers have informed Agent and Lenders that Art Gun intends to purchase certain assets from Teeshirt Ink Inc., a Florida corporation d/b/a DTG2GO (the "DTG2GO Acquisition"). Agent and Lenders are willing to consent to the DTG2GO Acquisition on the terms and subject to the conditions set forth herein.
In addition, the parties desire to amend the Credit Agreement as hereinafter set forth.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.
2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    By deleting the second sentence of Section 5.3 of the Credit Agreement and by substituting the following in lieu thereof:
Borrowers shall give Agent thirty (30) days prior written notice of any proposed change in any Borrower's name (or, solely with respect to (a) Junkfood, concurrently with such Borrower's name change to "Culver City Clothing Company", or (b) Art Gun, concurrently with such Borrower's name change to "DTG2GO, LLC"), which notice shall set forth the new name and Borrowers shall deliver to Agent a copy of the amendment to the Certificate of Incorporation or Certificate of Organization (as applicable) of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower as soon as it is available, an updated W-9 reflecting such name change and any other "know-your-customer" information reasonably requested by Agent in connection therewith.
(b)    By deleting Section 6.7(b) of the Credit Agreement and by substituting the following in lieu thereof:
(b)    such Borrower may pay cash dividends or distributions and may repurchase its Qualified Equity Interests consisting of common stock from funds legally available therefor to its shareholders from time to time not consisting of Net Cash Proceeds of Permitted Sale-Leaseback Transactions, provided that, (i) as of the date of any such payment or repurchase and after giving pro forma effect thereto, Borrowers shall have Availability on such date, and Average Availability for the thirty (30) day period immediately preceding such date, of not less than 15% of the lesser of the Maximum Revolver Amount and the Borrowing Base, (ii) the aggregate amount of such cash dividends, distributions or repurchases after the date of this Agreement made pursuant to this clause (b) does not exceed $10,000,000 plus fifty percent (50%) of such Borrower's cumulative Net Income for the period from April 3, 2016 to the date of determination (without giving effect to any negative impact on Borrower's Net Income in Borrowers' 2018 fiscal year from the Tax Cuts and Jobs Act of 2017, Pub. L. No. 115-97 (2017)); (iii) Agent shall have received at least five (5) days prior to any payment or prior to Borrower providing or modifying any instructions to carry out any repurchase(s), a certificate signed by such Borrower's chief financial officer (A) setting forth such Borrower's Net Income for the period beginning on April 3, 2016 and ending on the last day of such Borrower's most recently completed fiscal quarter (without giving effect to any negative impact on Borrower's Net Income in Borrowers' 2018 fiscal year from the Tax Cuts and Jobs Act of 2017, Pub. L. No. 115-97 (2017)), and (B) certifying that such dividend, distribution or repurchase is not in violation of applicable law or any other agreement to which such Borrower is a party or by which such Borrower or its property is bound, and (iv) as of the date of any such payment or repurchase and after giving pro forma effect thereto, no Default or Event of Default shall exist; and

(c)    By adding the following new definitions of "DTG2GO Purchase Agreement," "DTG2GO Subordination Agreement," "Permitted Equipment-Leaseback Transaction," "Second Amendment Date" and "Teeshirt" to Schedule 1.1 to the Credit Agreement in proper alphabetical order as follows, respectively:

"DTG2GO Purchase Agreement" shall mean that certain Asset Purchase Agreement among Art Gun, Teeshirt, Michael E. Barger, Sr., an individual resident of the state of Florida, Michael E. Barger, Jr., an individual resident of the state of Florida, and Vincent R. Sciandra, an individual resident of the state of Florida, dated the Second Amendment Date.
"DTG2GO Subordination Agreement" shall mean that certain Debt Subordination Agreement dated the Second Amendment Date, among Teeshirt, Art Gun and Agent.
"Permitted Equipment-Leaseback Transaction" means a Sale-Leaseback Transaction with respect to Equipment acquired by Art Gun from Teeshirt pursuant to the DTG2GO Purchase Agreement and related transactions for which for which (a) the terms and conditions of Sale-Leaseback Transaction are reasonably acceptable to Agent, (b) any cash proceeds of such Sale-Leaseback Transaction are applied to the Revolving Loans, and (iii) no Default or Event of Default exists at the time of or after giving effect to such Sale-Leaseback Transaction

"Second Amendment Date" means March 9, 2018.
"Teeshirt" means Teeshirt Ink Inc., a Florida corporation d/b/a DTG2GO.
(d)    By deleting the definitions of "Loan Documents" and "Permitted Purchase Money Indebtedness" set forth in Schedule 1.1 to the Credit Agreement and by substituting the following in lieu thereof, respectively:
"Loan Documents" means the Agreement, the Control Agreements, the Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Art Gun Subordination Agreement, the Salt Life Subordination Agreement, the DTG2GO Subordination Agreement, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.
"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after (or such longer time as Agent shall consent to in its discretion, but in any event not to exceed three hundred sixty-five (365) days), the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $25,000,000.
(e)    By deleting clause (p) of the definition of "Permitted Dispositions" set forth in Schedule 1.1 to the Credit Agreement and by substituting the following in lieu thereof:
(p)    Permitted Sale-Leaseback Transactions and Permitted Equipment-Leaseback Transactions, and
(f)    By deleting clause (n) of the definition of "Permitted Indebtedness" set forth in Schedule 1.1 to the Credit Agreement and by substituting the following in lieu thereof:
(n)    unsecured Indebtedness of any Borrower or its Subsidiaries in respect of (1) any portion of the Initial Purchase Price not constituting the Closing Cash Purchase Price, each under (and as defined in) the DTG2GO Purchase Agreement, and (2) Earn-Outs owing to sellers of assets or Equity Interests to such Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Agent, including (i) Indebtedness of Salt Life consisting of each of (x) the Indebtedness evidenced by the Promissory Note and (y) the Contingent Consideration, each under (and as defined in) the Salt Life Purchase Agreement, provided that the Salt Life Subordination Agreement is in full force and effect, and (ii) Indebtedness of Art Gun consisting of the Earn Out Payments under (and as defined in) the DTG2GO Purchase Agreement, provided that the DTG2GO Subordination Agreement is in full force and effect,
(g)    By deleting clause (p) of the definition of "Permitted Investments" set forth in Schedule 1.1 to the Credit Agreement and by substituting the following in lieu thereof:

(p)    investments in the Honduras JV in an aggregate original principal amount not to exceed $6,000,000 during the term of this Agreement (which amount shall exclude, for the avoidance of doubt, any appreciation in the value of such investments),
3.    Consent to DTG2GO Acquisition. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Agent and Lenders consent to the DTG2GO Acquisition. For avoidance of doubt, Borrowers do not have to satisfy any conditions set forth in the definition of Permitted Acquisition with respect to the DTG2GO Acquisition.
4.    Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.
5.    Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens; and, as of the close of business on March 8, 2018, the unpaid principal amount of the Revolver Loans totaled $96,007,501.00, and the undrawn face amount of all Letters of Credit totaled $425,000.00.
6.    Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct on and as of the date hereof.
7.    Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
8.    Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
9.    Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof and the consent contained in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:
(a)    All requisite corporate action and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authorities;

(b)    Agent's receipt of duly executed counterparts to this Amendment and the other Loan Documents and all instruments and documents to be entered into in connection herewith from the applicable Borrowers and Lenders; and
(c)    Agent shall have reviewed and found satisfactory the terms and conditions of the DTG2GO Acquisition and received true, correct and complete copies of each agreement, document and instrument entered into by any Borrower in connection therewith, certified as such by a responsible officer of each Borrower.
10.    Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
11.    Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.
12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
13.    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.
14.    Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
15.    Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
16.    Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
17.    Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agent and Lenders that such

Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.
18.    Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
[Remainder of page intentionally left blank; signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

DELTA APPAREL, INC.

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: CFO and President, Delta Basics

M.J. SOFFE, LLC

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: CFO and President, Delta Basics

CULVER CITY CLOTHING COMPANY, f/k/a Junkfood Clothing Company

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: CFO and President, Delta Basics

SALT LIFE, LLC

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: CFO and President, Delta Basics

ART GUN, LLC

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: CFO and President, Delta Basics

[Signatures continued on following page.]

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Dan Denton Name: Dan Denton Title: Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Dan Denton Name: Dan Denton Title: Vice President

[Signatures continued on following page.]

REGIONS BANK

By: /s/ Elizabeth L. Schoen Name: Elizabeth L. Schoen Title: Sr. Vice President

[Signatures continued on following page.]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Alex M. Council Name: Alex M. Council Title: Vice President